As filed with the Securities and Exchange Commission on May 21, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENFORD CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1221360 (I.R.S. Employer Identification Number)
7094 S. Revere Parkway
Centennial, Colorado 80112-3932
(303) 649-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher L. Lawlor
Vice President – Human Resources, General Counsel and Secretary
Penford Corporation
7094 S. Revere Parkway
Centennial, Colorado 80112-3932
(303) 649-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew Bor
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101
(206) 359-6248
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum
	Amount to be	Aggregate Offering	Amount of
Title of Each Class of Securities to Be Registered	Registered (1)	Price (2)	Registration Fee
Common stock, par value $1.00 per share	1,000,000	$8,390,000	$598.21

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also includes such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on The Nasdaq Global Market on May 14, 2010.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registrant Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 21, 2010
PROSPECTUS
PENFORD CORPORATION

1,000,000 Shares of Common Stock

     This prospectus relates to the offer and sale of up to 1,000,000 shares of our common stock by the selling shareholder listed on page 3 or its permitted transferees. The selling shareholder acquired 100,000 shares of our Series B Voting Convertible Preferred Stock from us in connection with a private placement that closed on April 7, 2010. Each share of the Series B Voting Convertible Preferred Stock is convertible into 10 shares of our common stock. We are registering the shares of our common stock into which the Series B Voting Convertible Preferred Stock is convertible on behalf of the selling shareholder to be offered and sold by the selling shareholder from time to time. We will not receive any proceeds from any resale of the shares of common stock being offered by this prospectus.
     The selling shareholder may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters are involved in the sale of our common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, may be set forth, or may be calculable from the information set forth, in the accompanying prospectus supplement. We will not be paying any underwriting discounts or commissions in this offering.
     We sometimes refer to the common stock in this prospectus as the “securities.” This prospectus describes some of the general terms that may apply to these securities. The selling shareholder will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.
     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
     Our common stock is quoted on the Nasdaq Global Market under the symbol “PENX.” On May 18, 2010, the last sale price of the shares as reported on the Nasdaq Global Market was $9.02 per share.

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED IN ''RISK FACTORS’’ ON PAGE 3. YOU SHOULD CAREFULLY CONSIDER THOSE RISK FACTORS BEFORE INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 21, 2010.

-i-

ABOUT THIS PROSPECTUS
     This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholder may sell up to 1,000,000 shares of our common stock.
     This prospectus provides you with a general description of the common stock the selling shareholder may offer. The general description contained in this prospectus is not meant to be complete. Each time the selling shareholder offers to sell common stock under this prospectus, the selling shareholder will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
     This prospectus does not include all of the information contained in the Registration Statement. You should refer to the Registration Statement and its exhibits for additional information. Copies of the Registration Statement together with its exhibits may be inspected or obtained as described in the section entitled “Where You Can Find More Information.” Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by reference to the Registration Statement.
     You should rely only on the information contained or incorporated by reference in this prospectus, the Registration Statement and any accompanying prospectus supplement or amendment to the Registration Statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
     The selling shareholder is not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.
     You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at no charge from the SEC’s website at www.sec.gov and under the “Investor Relations” section of our website at www.penx.com. Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:
•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2009 filed on November 13, 2009;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2009 filed on January 8, 2010; and February 28, 2010 filed on April 9, 2010;

•	Our Current Reports on Form 8-K filed on September 2, 2009, November 13, 2009, January 8, 2010, March 8, 2010, April 9, 2010 and May 4, 2010 (other than information furnished pursuant to Item 2.02 and Item 7.01); and

•	Our Definitive Proxy Statement on Schedule 14A, filed on December 21, 2009, in connection with our 2010 Annual Meeting of Shareholders.
     We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 on Form 8-K or other information “furnished” to the SEC) from the date of the Registration Statement of which this prospectus is part until the termination of this offering. These documents may include annual, quarterly and current reports, as well as proxy statements.
     We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. Requests should be directed to Penford Corporation, Attention: Corporate Secretary, 7094 S. Revere Parkway, Centennial, CO 80112-3932 and our telephone number is (303) 649-1900.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference in this prospectus contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and information that is based on management’s belief as well as assumptions made by and information available to management. The Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this prospectus or in any document incorporated by reference are forward-looking. Words such as “anticipate,” “estimate,” “project,” “forecast,” “intend,” “plan,” “believe,” “expect” and similar expressions reflect forward-looking statements, but the absence of these words does not mean the statement is not forward- looking. Although we believe that the expectations reflected in our forward-looking statements are reasonable, our expectations may not prove correct. Our forward-looking statements are subject to risks, uncertainties and assumptions. Actual results may differ materially from those we forecast in forward-looking statements due to a variety of factors, including those set forth in the section entitled “Risk Factors” below and in the documents we have incorporated by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected, forecasted or expected. We do not intend to update any forward-looking statements as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect to other forward-looking statements.
OUR BUSINESS
     You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus, in the prospectus supplements or incorporated herein or therein by reference.
     Penford Corporation (which, together with its subsidiary companies, we refer to as “Penford,” “we,” “us” or “our”) develops, manufactures and markets specialty natural-based ingredient systems for a variety of industrial and food applications. Penford is a Washington corporation originally incorporated in September 1983. We commenced operations as a publicly-traded company on March 1, 1984. Penford has five manufacturing and/or research locations in the United States.
     We use our carbohydrate chemistry expertise to develop ingredients with starch as a base for value-added applications in several markets, including papermaking and food products. We manage our business in two segments, industrial ingredients and food ingredients, which are broad categories of end-market users.

     Our family of products provides functional characteristics to customers’ products. Carbohydrate-based specialty starches possess binding and film-forming attributes that provide convenient and cost-effective solutions that make customers’ products perform better. We have significant research and development capabilities, which are used in understanding the complex chemistry of carbohydrate-based materials and their application.
Our Corporate Information
     Our principal executive offices are located at 7094 S. Revere Parkway, Centennial, CO 80112-3932 and our telephone number is (303) 649-1900. Our website is located at www.penx.com. Information contained on our website does not constitute, and shall not be deemed to constitute, part of this prospectus and shall not be deemed to be incorporated by reference into the Registration Statement of which this prospectus is a part.
RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
USE OF PROCEEDS
     We will not receive any proceeds from the sale of our common stock by the selling shareholder. The selling shareholder will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus.
SELLING SHAREHOLDER
     The shares of common stock offered by this prospectus may be offered from time to time, in whole or in part, by the selling shareholder or its permitted transferees. Zell Credit Opportunities Master Fund, L.P. (“Zell”), the selling shareholder, may sell up to an aggregate 1,000,000 shares of our common stock pursuant to this prospectus.
     Because the selling shareholder may offer all, some or none of its common stock, as well as acquire additional shares of common stock, no definitive estimate as to the number of shares thereof that will be held by the selling shareholder after the offering can be provided. In addition, since the date the selling shareholder provided information regarding its ownership of the shares, it may have sold, transferred or otherwise disposed of all or a portion of its respective shares of common stock or acquired additional shares of common stock in transactions exempt from the registration requirements of the Securities Act. Information concerning the selling shareholder may change from time to time and, when necessary, changed information will be set forth in a prospectus supplement to this prospectus or other applicable public filing.
     Except as set forth below, we do not know of any material relationship the selling shareholder has had with us within the past three years.
     The following table sets forth the name of the selling shareholder, the number of shares of common stock beneficially owned by the selling shareholder as of May 18, 2010, the number of shares which may be offered pursuant to this prospectus, and the number and percentage of shares to be owned by the selling shareholder after this offering. The information below is based upon information provided by the selling shareholder.

	Shares of Common			Percentage
	Stock Beneficially		Shares of Common	of Common Stock to
	Owned Prior to the		Stock to be Owned	be Owned After the
	Offering	Shares of Common	After the Offering	Offering
Name	(1)	Stock to be Offered	(1)(2)	(1)(2)
Zell Credit Opportunities Master Fund, L.P (3).	1,000,000	1,000,000	0	0%

(1)	Based on information available as of May 18, 2010.

(2)	Assumes the sale of all shares of common stock offered by this prospectus.

(3)	Zell Credit Opportunities Master Fund, L.P (“Zell”) is a Delaware limited partnership. Zell Credit Opportunities (GenPar), L.L.C., a Delaware limited liability company (“GP”), is the general partner of Zell. EGI Investment Manager, L.L.C., a Delaware limited liability company (“Manager”) is the investment manager of Zell and GP. SZ Investments, L.L.C., a Delaware limited liability company (“SZI”), is the managing member of GP. SZI and Manager are indirectly owned by various trusts established for the benefit of Samuel Zell and his family (the “Trusts”). The trustee of each of the Trusts is Chai Trust Company, LLC, an Illinois limited liability company. The following individuals are the Managing Directors of Chai Trust Company, LLC: Donald Liebentritt, Kellie Zell Harper, JoAnn Zell Gillis, Matthew Zell, Jon Wasserman, Leah Zell Wanger and Robert M. Levin.
     Securities Purchase Agreement
     Pursuant to the Securities Purchase Agreement dated April 7, 2010 by and between Zell and Penford (the “Purchase Agreement”), we issued 100,000 shares of Series A 15% cumulative non-voting, non-convertible preferred stock (the “Series A Preferred Stock”) and 100,000 shares of Series B voting convertible preferred stock (the “Series B Preferred Stock”) in a private placement to Zell in consideration of $40 million. Each share of the Series B Preferred Stock is convertible into 10 shares of our common stock, subject to certain restrictions. A copy of the Purchase Agreement is attached as Exhibit 10.1 to our Current Report on Form 8-K filed on April 9, 2010, and the foregoing summary of the Purchase Agreement is qualified in its entirety by reference to such exhibit.
     All of the shares of common stock offered under this prospectus by the selling shareholder will have been issued upon conversion of all of the shares of the Series B Preferred Stock issued to Zell.
     Investor Rights Agreement
     On April 7, 2010, we also entered into an Investor Rights Agreement with Zell (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, we are filing this Registration Statement to cover the resale of our common stock issuable upon conversion of the Series B Preferred Stock. In addition, Zell shall have a preemptive right to purchase certain equity securities that we propose to offer or sell other than pursuant to an underwritten public offering. A copy of the Investor Rights Agreement is attached as Exhibit 10.2 to our Current Report on Form 8-K filed on April 9, 2010, and the foregoing summary of the Investor Rights Agreement is qualified in its entirety by reference to such exhibit.
     Standstill Letter Agreement
     In connection with the issuance of the preferred stock, we also entered into a Standstill Letter Agreement with Zell on April 7, 2010 (the “Standstill Letter Agreement”), pursuant to which Zell has agreed not to take certain actions, subject to exceptions, until at least after April 7, 2012, including (i) acquiring any shares of common stock or (ii) nominating one or more directors for election to our Board of Directors or making any shareholder proposal at any annual or special meeting of shareholders (except for the nomination and election of one director by the holders of Series A Preferred Stock pursuant to the terms of the Series A Preferred Stock). A copy of the Standstill Letter Agreement is attached as Exhibit 10.3 to our Current Report on Form 8-K filed on April 9, 2010, and the foregoing summary of the Standstill Letter Agreement is qualified in its entirety by reference to such exhibit.
DESCRIPTION OF CAPITAL STOCK
     The following description discusses the general terms of the common stock and preferred stock that we may issue. The prospectus supplement relating to a particular series of preferred stock will describe various other terms of such series of preferred stock. If so indicated in the prospectus supplement relating to a particular series of preferred stock, the terms of the series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our charter.
General
     As of the date of this prospectus, our authorized capital stock consists of:

•	29,000,000 shares of common stock, par value $1.00 per share, of which 11,363,272 shares were outstanding as of May 18, 2010; and

•	1,000,000 shares of preferred stock, par value $1.00 per share, of which 100,000 shares have been issued as Series A Preferred Stock and 100,000 shares have been issued as Series B Preferred Stock.
     Set forth below is a summary description of all the material terms of our capital stock. This description is qualified in its entirety by reference to our articles of incorporation and bylaws, a copy of each of which is incorporated as an exhibit to the Registration Statement of which this prospectus is a part, and by the provisions of applicable law.
Common Stock
     Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. No shares of our common stock are subject to redemption or have preemptive rights.
     Subject to any preference rights of holders of our preferred stock, the holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, our holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of our holders of preferred stock to prior distribution.
Preferred Stock
     Our board of directors may authorize, without action by our shareholders, the issuance of preferred stock in one or more series and may fix the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations and restrictions thereof, including, without limitation:
•	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

•	the dividend rate (and whether dividends are cumulative);

•	conversion rights, if any;

•	voting rights, subject to the limitation, with specified exceptions, that our preferred stock may not have more than one vote per share;

•	rights and terms of redemption (including sinking fund provisions, if any);

•	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

•	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.
     You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:
•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

•	any preemptive rights;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.
     Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.
     A copy of the Articles of Amendment setting forth the rights and preferences for each of the Series A Preferred Stock and the Series B Preferred Stock are attached as Exhibits 3.1 and 3.2, respectively, to our Current Report on Form 8-K filed on April 9, 2010.
Anti-Takeover Provisions
     Washington Anti-Takeover Law
     Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the date the acquiring person first became a 10% beneficial owner of the voting securities of the target corporation, unless the business transaction or the acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time the acquiring person first became a 10% beneficial owner of the target corporation’s voting securities. Such prohibited transactions include, among other things:
•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	receipt by the acquiring person of any disproportionate benefit as a shareholder.

     After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. We expect the existence of this provision to have an antitakeover effect with respect to transactions that our board of directors does not approve in advance and may discourage takeover attempts that might result in the payment of a premium over the market price for common stock held by shareholders or otherwise might benefit shareholders.
     Anti-Takeover Effects of Provisions of Our Articles of Incorporation and Bylaws
     Provisions of our amended and restated certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. In particular, our articles of incorporation provide that, subject to specified exceptions, any “major transaction” requires the affirmative vote of the holders of not less than 80% of our outstanding voting stock, which must include the affirmative vote of at least 50% of the outstanding voting stock held by shareholders other than the “related person” involved in the transaction. A “related person” is any person or entity who is the beneficial owner of 20% or more of the outstanding shares of our voting stock. A “major transaction” is any merger or consolidation into a related person, any sale or transfer of a substantial part of our assets to the related person, any issuance of our securities to the related person, and any various other transactions specified in our articles of incorporation.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.
PLAN OF DISTRIBUTION
     The selling shareholder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker dealer solicits investors;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•	broker dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker dealers engaged by the selling shareholder may arrange for other broker dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling shareholder (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
     The selling shareholder may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.
     Upon Penford being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker dealer(s), where applicable, (v) that such broker dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon Penford being notified in writing by a selling shareholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.
     The selling shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling shareholder and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling shareholder and/or the purchasers. Each selling shareholder shall have represented and warranted to Penford that it acquired the securities subject to this Registration Statement in the ordinary course of such selling shareholder’s business and, at the time of its purchase of such securities such selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.
     We have advised each selling shareholder that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a selling shareholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling shareholder in connection with resales of its respective shares under this Registration Statement.
     We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities issued under this prospectus will be passed upon by Perkins Coie LLP, Seattle, Washington. As appropriate, legal counsel representing the selling shareholder, underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.
EXPERTS
     The consolidated financial statements of Penford Corporation appearing in Penford Corporation’s Annual Report (Form 10-K) for the year ended August 31, 2009, and the effectiveness of Penford Corporation’s internal control over financial reporting as of August 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PENFORD CORPORATION
1,000,000 Shares of Common Stock

PROSPECTUS

May 21, 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

Amount
to be Paid
SEC registration fee	$598.21
Printing fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Trustees’ and Transfer Agents’ fees and expenses	*
Miscellaneous	*

Total	$ *

*	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
     We will generally bear all reasonable expenses, other than underwriting discounts and commissions, incurred in connection with the registration of the shares of our common stock offered by the selling shareholder under this prospectus, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for us (but not including fees and disbursements for counsel for the selling shareholder).

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and our articles of incorporation and bylaws.
     We are a Washington corporation. Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (or the WBCA) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, the approval of distributions illegal under Washington law or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
     Article XIV of the Articles of Incorporation of Penford authorizes Penford to indemnify any present or former director or officer to the fullest extent not prohibited by the WBCA, public policy or other applicable law. We may also indemnify our directors and officers against liability they may incur for serving in those capacities pursuant to a liability insurance policy we maintain for this purpose. In addition, Penford shall indemnify and hold harmless any person who is or was a director or officer of Penford, and pay expenses in advance of final disposition of a proceeding, to the full extent to which Penford is empowered. Such rights to indemnification and payment of expenses are contract rights.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore unenforceable.

ITEM 16.	EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Perkins Coie LLP with respect to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).

ITEM 17.	UNDERTAKINGS
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
     (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Centennial, State of Colorado, on May 21, 2010.

PENFORD CORPORATION
Dated: May 21, 2010	By:	/s/ Steven O. Cordier
Steven O. Cordier
Senior Vice President and Chief Financial Officer

     Each person whose individual signature appears below hereby authorizes and appoints Thomas D. Malkoski, Steven O. Cordier and Christopher L. Lawlor, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, this Registration Statement, any and all amendments and post-effective amendments to this Registration Statement and any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 21st day of May, 2010.

Signature	Title

/s/ Thomas D. Malkoski Thomas D. Malkoski	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Steven O. Cordier Steven O. Cordier	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Paul H. Hatfield Paul H. Hatfield	Chairman of the Board of Directors

William E. Buchholz	Director

/s/ Jeffrey T. Cook Jeffrey T. Cook	Director

/s/ R. Randolph Devening R. Randolph Devening	Director

/s/ John C. Hunter III John C. Hunter III	Director

/s/ Sally G. Narodick Sally G. Narodick	Director

/s/ Edward F. Ryan	Director
Edward F. Ryan

Signature	Title

/s/ James E. Warjone James E. Warjone	Director

/s/ Matthew M. Zell Matthew M. Zell	Director

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Perkins Coie LLP with respect to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).